Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of M.D.C. Holdings, Inc. of our report dated February 20, 1996 appearing on page F-2 of M.D.C. Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP


Denver, Colorado
November 27, 1996